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                                                    EXHIBIT 5



December 19, 1995

Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

Reference is made to the proposed offering of interests ("Interests") in the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan (the "Plan"), and to the proposed offering through the Plan of shares of Amoco Corporation, an Indiana corporation ("Amoco"), common stock without par value (the "Shares") to salaried employees of Amoco Fabrics and Fibers Company. The Trustee for the Plan and related master trust (the "Trustee") is Bankers Trust Company, a New York banking corporation.

I am familiar with the Form S-8 Registration Statement ("Registration Statement") that Amoco and the Plan are filing with the Securities and Exchange Commission to register Interests in the Plan and the Shares under the Securities Act of 1933, as amended (the "Act").

I have examined:

     (a) a certified copy of the Articles of Incorporation of Amoco and all amendments thereto;

     (b)  the By-laws of Amoco:

     (c) the Minutes of the Meetings of the Stockholders and the Board of Directors of Amoco and committees thereof that are relevant to matters contained in this opinion; and I have made such other investigation and examined such other documents as I have deemed necessary for the purpose of giving the opinion herein stated.

I am of the opinion that:

1. Amoco is a corporation duly organized and validly existing under the laws of the State of Indiana.

2. The Interests when issued pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

3. It is presently contemplated that the Shares to be acquired by the Plan will be purchased (a)in the open market, or (b)in other transactions not involving issuance of shares by Amoco. To the extent that the Shares acquired by the Plan shall constitute shares issued by Amoco, such shares, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

I hereby consent to the use of the foregoing opinion as an exhibit to the Registration Statement and to the use of my name in such Registration Statement. In giving such consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,



JANE E. KLEWIN

Jane E. Klewin
Attorney